Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 29, 2024, with respect to the financial statements of Verrica Pharmaceuticals Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 9, 2024